UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 28, 2018

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Effective September 28, 2018, Mark M. Sieczkarek’s positions as the President and Chief Executive Officer of NovaBay Pharmaceuticals, Inc. (the “Company”) terminated upon the appointment of the Interim President and Chief Executive Officer by the Company’s Board of Directors (the “Board”) as described below. Mr. Sieczkarek will remain as the Chairman of the Board.

(c)     Effective September 28, 2018, the Board appointed John J. McGovern, the Company’s current Chief Financial Officer and Treasurer, as the Interim President and Chief Executive Officer of the Company, replacing Mr. Sieczkarek from these positions. Mr. McGovern is expected to serve as the Interim President and Chief Executive Officer until the Company completes its search process for a successor President and Chief Executive Officer. Mr. McGovern will continue to serve as the Chief Financial Officer and Treasurer of the Company during the interim period.

Mr. McGovern, age 61, has served as the Company’s Chief Financial Officer and Treasurer since July 2017. Prior to joining the Company, Mr. McGovern served as Chief Operating Officer and Chief Financial Officer of Attainia, Inc., a healthcare capital equipment management software company, from 2013 until 2017, during which time he oversaw Attainia’s recapitalization and led Attainia to sustained profitability and its ultimate sale to a private equity firm. From 2003 until 2013, Mr. McGovern served as managing partner of Northshore Management Partners, a consulting group focused on accounting systems and reporting, financial capitalization and structuring, and operational enhancements. Mr. McGovern has also served in the role of Chief Financial Officer for other companies over the years, including Integrated Biosystems, Inc. (2000-2005), a manufacturer of cryo-vessels to the bio-technology industry, Info USA, Inc. (1999-2000), which provides marketing solutions to help businesses to acquire, manage, and maintain customers, and Oliver-Allen Corp. (1990-1996), a computer leasing, distribution, and software company. Mr. McGovern received a B.S. degree in Accounting from Chico State University and is a Certified Public Accountant.

A description of Mr. McGovern’s compensatory arrangement with the Company in connection with his position as the Chief Financial Officer and Treasurer is disclosed in our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2018 and incorporated herein by reference. Any change in Mr. McGovern’s compensatory arrangement with the Company as a result of his appointment as the Interim President and Chief Executive Officer is currently being negotiated and will be disclosed when finalized and approved by the Board.

There are no arrangements or understandings between Mr. McGovern and any other persons pursuant to which he was selected as the Company’s Interim Chief Executive Officer. There are also no family relationships between Mr. McGovern and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 28, 2018, the Company issued a press release announcing changes to its management team. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Item 7.01 of Current Report on Form 8-K and Exhibit 99.1 may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: September 28, 2018